Exhibit 99.2

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Announces Acquisition of ANTONE Wireless

Acquisition adds established product line of Tower-Mounted Amplifiers for 4G/LTE cell-site optimization

AURORA, IL, May 16, 2012 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, announced today that it has acquired the assets and business of ANTONE Wireless Corporation.

ANTONE Wireless, based in Goleta, California, designs, manufactures and markets a line of high-performance Tower-Mounted Amplifiers, Multi-Carrier Power Amplifier Boosters, and cell-site antenna sharing products. ANTONE’s products have already been approved for use by large U.S. wireless carriers to address the growing need for cell-site optimization. The market for Tower-Mounted Amplifiers and filters has been estimated by Mobile Experts L.L.C. at $260 million per year in North America. ANTONE had revenues of approximately $2 million in the 12 months ending March 31, 2012. For additional information on ANTONE’s products, visit http://www.westell.com/products/cell-site-optimization.

“We are excited to take this step forward in implementing Westell’s wireless strategy,” said Rick Gilbert, Westell’s Chairman and Chief Executive Officer. “ANTONE brings to us outstanding engineering capabilities, valuable expertise with wireless markets, and an established line of best-in-class Tower-Mounted Amplifiers and related products that are currently being deployed to enhance 4G/LTE wireless broadband performance. ANTONE’s products directly target the cell-site optimization market, which we had identified as a key strategic wireless market segment, and significantly expand Westell’s existing array of products available to our wireless carrier customers. Westell’s supply chain capabilities and market position should accelerate the success of these products, and we expect the acquisition to be accretive to next year’s earnings.”

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment, including digital transmission, remote monitoring, power distribution and demarcation products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. Additional information can be obtained by visiting http://www.westell.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, excess and obsolete inventory, new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company’s accounting policies, retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2011 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.